Exhibit 99.1

Infinite Reality, Inc. and Universal Security Instruments, Inc.

Jointly Announce Merger Agreement

Transaction expected to accelerate Infinite Reality’s growth in the Metaverse,

creator economy, and beyond

Universal Security Instruments, Inc. evaluating strategic alternatives for existing operations

NORWALK, CT and OWINGS MILLS, MD, February 25, 2022: Universal Security Instruments, Inc. (NYSEAmerican: UUU) (“USI”) and Infinite Reality, Inc. (“Infinite Reality”), the new Metaverse innovation and entertainment company born out of the powerful combination of social ecommerce platform app Display Social and leading entertainment production facility Thunder Studios, announced today they have entered into a definitive merger agreement. Under this agreement, shareholders of Infinite Reality will become the majority owners of USI’s outstanding common stock upon the closing of the merger. Subject to approval by shareholders of both Infinite Reality and USI, as well as SEC clearance and stock exchange approval, the proposed merger will result in a publicly traded company operating under the Infinite Reality name.

As part of the transaction, USI today announced that it is evaluating strategic alternatives to maximize the value of its safety and security device operating business.

John Acunto, Chief Executive Officer of Infinite Reality said, “Today is a big day for Infinite Reality’s mission of establishing economic fairness for all content creators. Infinite Reality is leading the revolution of the new creator-focused economy and is building a world in which its users will have access to, and earn money in, the social Metaverse, which includes minting, selling, and trading NFTs, providing creators themselves the ability to directly monetize their own content. This merger is an exciting next step and gives the company broader access to the capital markets, and further supports our commitment to disrupting social media and social commerce through the democratization of the open Metaverse. Infinite Reality has already secured over $50,000,000 in financing, and we are in the process of finalizing terms on further investments that will come into place upon the merger. As we become a publicly traded entity, we look forward to accelerating our platform and growth.”

Harvey Grossblatt, Chief Executive Officer of USI, commented, “The USI board’s recommendation to merge with Infinite Reality and seek to maximize the value to our shareholders of USI’s operating business comes after a thorough review of USI’s current operations and strategic alternatives. The decision by our management and board will allow our shareholders to participate in the upside opportunity being offered by Infinite Reality while simultaneously continuing to benefit from the ongoing value of USI’s historic business. We believe the combination with Infinite Reality will allow us to merge with an innovative and forward-looking partner focusing on the ubiquitous social media, Metaverse and NFT world, thereby allowing our shareholders the opportunity to realize value in a very active sector in the market. The value to our shareholders from receiving an equity interest in Infinite Reality together with the value we are able to derive from our continuing business should represent a premium to the Company’s current trading price, is an ideal way to maximize shareholder value and is in the best interests of our shareholders, employees and other stakeholders.”

Proposed Transaction Detail

Immediately following the closing of the merger, the Infinite Reality shareholders will hold approximately 97% of USI’s outstanding common stock and the shareholders of USI prior to the merger will retain ownership of approximately 3% of USI’s outstanding shares. In addition, the value of the business assets of USI and its ongoing business will continue to inure to the benefit of the pre-merger shareholders of USI.

Upon completion of the merger, which is expected to close in the second quarter of 2022, USI will change its name to Infinite Reality, Inc. and the Infinite Reality board of directors and management will lead the merged company, while USI’s current management will continue to manage the USI assets and operating business.

About Infinite Reality, Inc.

Infinite Reality (iR) is the social Metaverse technology company born from the dynamic merger of Display Social, the venture-backed, social commerce media platform and app better known as the “social that pays,” and Thunder Studios, the fully integrated entertainment services company. Infinite Reality is focused on the mission that creators should be financially rewarded for the quality content they produce. By providing creators, artists, innovators, and companies with the tools they need to help build the Metaverse and be rewarded for their social media interaction, iR empowers anyone with a phone or computer to both capitalize on their social creativity and create their own unique piece of the Metaverse. For more: theinfinitereality.com and displaysocial.com.

About Universal Security Instruments, Inc.

USI is a U.S.-based manufacturer and distributor of safety and security devices. Founded in 1969, the Company has a 53-year heritage of developing innovative and easy-to-install products, including smoke, fire and carbon monoxide alarms. For more information on USI, visit our website at www.universalsecurity.com.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, USI and Infinite Reality intend to file relevant materials with the Securities and Exchange Commission, or the SEC, including a registration statement on Form S-4 that will contain a prospectus and a proxy statement. Investors and security holders of USI and Infinite Reality are urged to read these materials when they become available because they will contain important information about USI, Infinite Reality and the proposed merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by USI with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by USI by directing a written request to: Universal Security Instruments, c/o Harvey Grossblatt, Chief Executive Officer, 1407 Cronhill Drive, Suite A, Owings Mills, MD 21117. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

USI and its directors and executive officers and Infinite Reality and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of USI in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of USI and their ownership of shares of USI’s common stock is set forth in its Annual Report on Form 10-K for the year ended March 31, 2021, which was filed with the SEC on July 8, 2021, and in subsequent documents filed with the SEC, including the joint proxy statement/prospectus referred to above. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the proposed transactions, by security holdings or otherwise, will also be included in the joint prospectus/proxy statement and other relevant materials to be filed with the SEC when they become available. These documents are available free of charge at the SEC’s web site (www.sec.gov) and from the Chief Executive Officer at USI at the address described above.

Forward-Looking Statements

This communication contains “forward-looking statements.” USI and Infinite Reality generally identify forward- looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. USI and Infinite Reality have based these forward-looking statements largely on their then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of USI’s and Infinite Reality’s control. USI’s and Infinite Reality’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with USI’s ability to obtain the shareholder approval required to consummate the proposed transactions and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transactions will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transactions; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the proposed transactions, (iv) unanticipated difficulties or expenditures relating to the proposed transactions, the response of business partners and competitors to the announcement of the proposed transactions, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transactions; and (v) those risks detailed in USI’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by USI from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Neither USI nor Infinite Reality can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, USI and Infinite Reality undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of an unanticipated event.

Infinite Reality

Sheldon Strategy for Infinite Reality

Gillian Sheldon

Gillian@sheldonstrategy.com

USI Investor Contact

Harvey Grossblatt, CEO

Universal Security Instruments. Inc.

Harvey@universalsecurity.com